UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2007
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation or organization)	Number)	No.)

5075 Westheimer
Suite 890
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 23, 2007, Allis-Chalmers Energy Inc. (the “Company”) entered into a Second Supplemental Indenture (the “Supplemental Indenture”), by and among Petro-Rentals, Incorporated (“Petro Rentals”), the Company, the other Guarantor parties thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), to the Indenture dated as of January 18, 2006 (the “Indenture”) by and among the Company, the Guarantor parties thereto and the Trustee, governing the Company’s 9.0% Senior Notes due 2014. The purpose of the Supplemental Indenture is to add Petro Rentals as a Guarantor party to the Indenture.
     A copy of the Supplemental Indenture is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Second Supplemental Indenture dated as of January 23, 2007 by and among Petro-Rentals, Incorporated, Allis-Chalmers Energy Inc., the other Guarantor parties thereto and Wells Fargo Bank, N.A., as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: January 23, 2007	By:	/s/ Theodore F. Pound III

	Name:	Theodore F. Pound III
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Supplemental Indenture dated as of January 23, 2007 by and among Petro-Rentals, Incorporated, Allis-Chalmers Energy Inc., the other Guarantor parties thereto and Wells Fargo Bank, N.A., as trustee.